1995 STOCK OPTION PLAN OF FOSTER WHEELER INC.
               (As amended and restated as of September 24, 2002)



1.         Purpose

           The 1995 Stock Option Plan (as amended and restated as of September 24, 2002) (the "Plan") is intended to increase incentive and encourage ownership of common shares of FOSTER WHEELER LTD. ("Parent"), the indirect owner of all of the outstanding capital stock of FOSTER WHEELER INC. (the "Company"), on the part of certain key executive employees of the Company or of other corporations which are or become subsidiaries of the Company or of Parent ("Subsidiaries"). It is also the purpose of the Plan to increase the proprietary interest of such employees in the success of Parent and the Company and Subsidiaries, and to encourage them to remain in the employ of the Company or of the Subsidiaries or Parent. Options intended to qualify as "incentive stock options" ("ISO") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and "non-qualified" options under Section 83 of the Code can be issued under the Plan.

2.         Shares

           The shares subject to the options shall be newly issued, or reacquired, common shares of Parent (the "Common Shares"). The total amount of the Common Shares on which options may be granted is 5,300,000 shares.

           In the event that any outstanding option under the Plan expires or is terminated, Common Shares allocable to the unexercised portion of such option may again become subject to an option under the Plan.

3.         Administration

           The Plan shall be administered by the Board of Directors of the Company (the "Company Board").

           Granting options and all matters relating to the Plan and options granted pursuant thereto are hereby delegated to the Company Board except such as are expressly herein reserved to the stockholders of Parent, the Board of Directors of Parent or to the Compensation Committee of the Board of Directors of Parent (the "Compensation Committee"). The interpretation and construction by the Company Board, the Compensation Committee or the Board of Directors of Parent, as the case may be, of provisions of the Plan or of options granted pursuant thereto shall be final and conclusive. No member of the Company Board, the Board of Directors of Parent or the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

           Notwithstanding any other provisions of the Plan to the contrary, (a) grants of options under the Plan that are (1) intended to be "qualified performance-based compensation," within the meaning of the Treasury Regulations promulgated under Section 162(m) of the Code, to the extent required by Code
Section 162(m), or (2) intended to be covered by any exemptive rule under
Section 16 of the Exchange Act (as hereinafter defined), including Rule 16b-3, or any successor rule, as the same may be amended from time to time, to the extent required by such exemptive rule, shall be made by the Compensation Committee, and the Compensation Committee shall approve the terms and conditions of such options, and (b) grants of all other options under the Plan shall be subject to the approval of the Compensation Committee. For the avoidance of doubt, the obligation to deliver Common Shares upon the exercise of any option granted in accordance with the Plan shall be the sole obligation of the Company and not of Parent.

           If no Compensation Committee is appointed by the Board of Directors of Parent, or if the Compensation Committee shall cease or be unable to act, all functions of the Compensation Committee shall be exercised by the Board of Directors of Parent.

4.         Eligibility

           The persons eligible to receive options in accordance with Article 3 hereof shall be key executive employees (including officers and such directors as are employees) of the Company or Subsidiaries, as the Company Board shall determine from time to time. An optionee may hold more than one option. The maximum number of shares with respect to which options may be granted to any executive during a calendar year is 500,000.

           No ISO may be granted under the Plan to any individual otherwise eligible to participate in the Plan who, on the date of granting of such option, is not (a) an employee of the Company or a Subsidiary that is a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Code, or, (b) with respect to options granted under the Plan prior to the Effective Time (as defined pursuant to Article 11 hereof), an employee of Foster Wheeler Corporation or a "subsidiary corporation" of Foster Wheeler Corporation, as that term is defined in Section 424(f) of the Code. To the extent that any option granted under the Plan does not qualify as an ISO (whether because of its provisions, the time or manner of its exercise, events occurring after the grant of the option or otherwise), such option, or the portion thereof which does not so qualify, shall constitute a separate non-qualified option.

5.         General Terms and Conditions of Options

           Share options granted pursuant to the Plan shall be evidenced by agreements (which need not be identical) in such form as the Company Board from time to time shall determine, which agreements shall contain the following terms and conditions:

           (a)       Exercise of Options

                     Each option shall be exercisable in whole or in such installments, at such times and under such conditions as may be determined by the Company Board or the Compensation Committee in its discretion in accordance with the Plan and stated in the agreement evidencing the option; provided, however, that unless otherwise provided in the agreement evidencing an option, the option may be exercised following termination of the optionee's employment in accordance with the provisions set forth in Section 6(b) or 7(a) of the Plan, as the case may be; provided further, however, that an option may not be exercised within one year from the date of grant of such option, or if in the opinion of counsel for the Company exercise of an option or delivery of shares pursuant thereto might result in a violation of any law or regulation of an agency or government or have an adverse effect on the listing status or qualification of the Company shares on any securities exchange.

           (b)       Option Price

                     The option shall state the option price which shall be 100% of the fair market value of the Common Shares on the date of the granting of the option. The mean of the high and low sale prices of the Common Shares on the New York Stock Exchange on the day an option is granted may be taken by the Company Board as the fair market value.

           (c)       Medium and Time of Payment

                     The option price shall be paid upon exercise (i) in U.S. dollars, or (ii) in Common Shares owned of record by the employee. Such Common Shares shall be valued at the mean of the high and low sale prices of such stock on the New York Stock Exchange on the day of exercise.

           (d)       Term of Options

                     No option shall be exercisable after ten years from the date granted.

           (e)       Continuation of Employment

                     So long as the optionee shall continue to be an employee of the Company or a Subsidiary, the option shall not be affected by (i) any change of duties or position, or (ii) any temporary leave of absence approved by each employing corporation and by the Company Board. Nothing in this Plan or in any option agreement hereunder shall confer upon any employee any right to continue in the employ of the Company or such Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate his employment at any time, with or without cause.

                     For the purposes of this section of the Plan, a member of the Company Board or of the Board of Directors of Parent, so long as he remains on such Board, shall not be deemed to have terminated his employment by reason of his retirement as an employee of the Company. Upon termination as a member of either or both such Boards, or death, the Board member, a legatee or legatees, or his personal representative or distributees shall have the same time period to exercise an option as provided for a retired or deceased employee.

           (f)       Assignability

                     No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him or a court appointed guardian.

           (g)       Rights as a Shareholder

                     An optionee shall have no rights as a shareholder with respect to any shares covered by his option until the date of the issuance of a certificate to him for such shares.

           (h)       Change of Control

                     Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), unless the Company Board shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the option is fully exercisable and in lieu of the payment of the exercise price for the Common Shares being purchased under the option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per Common Share on the date of such election shall exceed the exercise price per Common Share under the option (the "Spread") multiplied by the number of Common Shares subject to the option as to which the right granted under this Section 5(h) shall have been exercised; provided, however, that if the Change of Control is within six months of the date of grant of a particular option held by an optionee who is an officer or director of the Company or Parent and is subject to Section 16(b) of the Exchange Act, no such election shall be made by such optionee with respect to such option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change of Control is within six months of the date of grant of an option held by an optionee who is an officer or director of the Company or Parent and is subject to Section 16(b) of the Exchange Act, such option shall be canceled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such option, equal to the Spread multiplied by the number of Common Shares subject to the option.

                     Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

                     For purposes of the Plan, a "Change of Control" shall mean:

                     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of Parent where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of Parent entitled to vote generally in the election of directors (the "Outstanding Parent Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (ii) any acquisition by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Parent or any corporation or other legal entity controlled, directly or indirectly, by Parent or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and
           (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Parent Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of Parent, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Parent Voting Securities; or

                     (b) individuals who, as of the Effective Time, constitute the Board of Directors of Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Parent; provided, however, that any individual becoming a director subsequent to the Effective Time whose election, or nomination for election by Parent's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Parent; or

                     (c) the approval by the shareholders of Parent of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Parent ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Parent Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns Parent or all or substantially all of Parent's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Parent Voting Securities, (ii) no Person (excluding any (x) corporation owned, directly or indirectly, by the beneficial owners of the Outstanding Parent Voting Securities as described in clause (i) immediately preceding or (y) employee benefit plan (or related trust) of Parent or such corporation resulting from such Business Combination, or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Parent, providing for such Business Combination; or

                     (d) approval by the shareholders of Parent of a complete liquidation or dissolution of Parent.

           For the avoidance of doubt, neither the approval nor the consummation of the merger of Foster Wheeler Corporation with and into Foster Wheeler LLC (whereby each outstanding share of common stock of Foster Wheeler Corporation (other than those shares of such common stock held by Foster Wheeler Corporation or any direct or indirect wholly-owned subsidiary of Foster Wheeler Corporation) was converted into one Common Share), or any restructuring transactions contemplated by or related to such merger, shall be deemed to constitute or result in, directly or indirectly, a Change of Control, for purposes of the Plan.

                     For purposes of the Plan, "Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a Common Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed during the 60-day period prior to and including the date of a Change of Control, or (ii) if the Change of Control is the result of a tender or exchange offer or a Business Combination, the highest price per Common Share paid in such tender or exchange offer or Business Combination; provided, however, that (x) in the case of an option which (A) is held by an optionee who is an officer or director of the Company or Parent and is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change of Control, the Change of Control Price for such option shall be the fair market value of the Common Shares on the date such option is exercised or deemed exercised and (y) in the case of an ISO option, the Change of Control Price shall be in all cases the fair market value of the Common Shares on the date such option is exercised. To the extent that the consideration paid in any such transaction described above consists in whole or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Company Board.

6.         Additional Terms and Conditions of ISO Options

           In addition to the terms and conditions set forth in Article 5, the following provisions shall be included in all ISO options:

           (a)       Term

                     All ISO options granted pursuant to the Plan must be granted prior to January 31, 2005.

           (b)       Termination of Employment

                     Except as otherwise provided in the agreement evidencing an ISO option:

                     (i) In the event that the employment of an optionee shall be terminated (otherwise than by reason of the optionee's death), the option may be exercised at any time after one year from the date of grant, but within three months after such termination, and not later than the expiration date of the option.

                     (ii) If an optionee shall die while employed by the Company or a Subsidiary, or within three months after the termination of his employment, the option may be exercised by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time one year after the date of grant, but before the expiration date of the option.

           (c)       Limitations of Option Grants

                     The aggregate annual fair market value of Common Shares with respect to which ISO's may become exercisable for the first time in a calendar year per employee, determined at the time of grant, shall not exceed $100,000.

7.         Additional Terms and Conditions of Non-Qualified Options

           In addition to the terms and conditions set forth in Article 5, the following provisions shall be included in all non-qualified stock options.

           (a)       Termination of Employment

                     Except as otherwise provided in the agreement evidencing an option:

                     (i) If an optionee retires under a pension plan of the Company or a Subsidiary, becomes disabled and is unable to continue to work, or is terminated for the convenience of the Company or a Subsidiary, the option may be exercised at any time after one year from the date of grant, but prior to the expiration date of the option.

                     (ii) If an optionee dies while employed by the Company or a Subsidiary, or dies while retired, disabled or terminated as set forth in the preceding paragraph, the option may be exercised by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time one year after the date of grant, but prior to the expiration date of the option.

                     (iii) In the event that the employment of an optionee shall be terminated, other than for the reasons set forth above, the option may be exercised at any time one year after the date of grant, but within three months after such termination, but not later than the expiration date of the option.

8.         Term of Plan

           Subject to Articles 10 and 6 (a), the Plan shall remain in effect until all options granted under the Plan have been exercised or expire.

9.         Recapitalization

           In the event of changes in the Common Shares by reason of share dividends, split-ups or combination of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, appropriate adjustments shall be made by the Company Board in (a) the number and class of shares available under the Plan in the aggregate, (b) the option price provided for by the Plan, (c) the number and class of shares to which optionees will thenceforth be entitled upon exercise of their options, and (d) the price which optionees shall be required to pay upon such exercise.

           Whether any adjustment or modification is required as a result of the occurrence of any of the events heretofore specified, and the amount thereof, shall be determined by the Company Board, which determination shall be final, binding and conclusive; provided, however, that any adjustments or modifications to the Plan or options thereunder pursuant to this Section 9 shall be subject to the approval of the Compensation Committee.

10.        Amendment of the Plan

           The Company Board may from time to time suspend, discontinue or abandon the Plan or revise or amend it in any respect whatsoever; provided, however, that (a) without approval of the shareholders of Parent, the number of shares subject to the Plan shall not be increased and the price at which options may be granted shall not be decreased, other than appropriate adjustments necessary to reflect share dividends, split-ups, or combinations of shares, reclassifications, recapitalizations, mergers, consolidations, reorganizations or liquidations, and (b) an outstanding option shall not be amended in any respect without the consent of the optionee to whom granted; provided further, however, that any such suspension, discontinuance or abandonment, or revision or amendment, of the Plan shall be subject to the approval of the Board of Directors of Parent.

11.        Adoption of Plan

           The Plan has been amended and restated in its entirety effective as of September 24, 2002, as adopted by the Company Board and approved by the Board of Directors of Parent on September 24, 2002. The Plan was amended and restated in its entirety effective as of May 22, 2002, as adopted by the Company Board and approved by the Board of Directors of Parent on January 29, 2002, and approved by the shareholders of Parent at the annual meeting of shareholders held on May 22, 2002. The Plan originally became effective when adopted by the Board of Directors of Foster Wheeler Corporation, which was done on January 31, 1995, and approved by the stockholders of Foster Wheeler Corporation at a duly held stockholders' meeting by favorable vote of holders of shares representing a majority of the votes entitled to be cast on matters submitted to stockholders. In connection with the reorganization transactions contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 25, 2001, among Foster Wheeler Corporation, Parent and Foster Wheeler LLC, an indirect wholly-owned subsidiary of Parent, pursuant to the Merger Agreement, the Company Board approved the assumption by the Company of the Plan and all outstanding options thereunder, together with certain amendments to the Plan, effective as of the Effective Time (as defined in the Merger Agreement). Adoption of the Plan by the Company and approval of the Plan by the shareholders of Parent shall not affect any other stock option plans or agreements of Parent or the Company or their subsidiaries or options outstanding under any such other plans or agreements. For all dates prior to the Effective Time, references in the Plan to "Common Shares" shall be deemed references to the common stock of Foster Wheeler Corporation. Foster Wheeler LLC and Foster Wheeler International Holdings, Inc., each an indirect, wholly-owned subsidiary of Parent, have executed an agreement to unconditionally guarantee the Company's performance of its obligations under the Plan, effective as of the Effective Time.